EXHIBIT C

       ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG
                                   OR
             FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES
                      IN THE HOLDING COMPANY SYSTEM

1) WPS RESOURCES CORPORATION *

	a) Wisconsin Public Service Corporation

		i) WPS Leasing, Inc.

	b) Upper Peninsula Power Company

	c) WPS Visions, Inc.

	d) Upper Peninsula Building Development Company

	e) Penvest, Inc.

	f) WPSR Capital Trust I

	g) WPS Nuclear Corporation

		i) Nuclear Management Company, LLC   (25% ownership)

	h) WPS Resources Capital Corporation

		i) WPS Energy Services, Inc.

			(1)  WPS-ESI Gas Storage, LLC    (75% ownership)

		ii) WPS Power Development, Inc.

			(1)  PDI Stoneman, Inc.

				(a) Mid-American Power, LLC   (66-2/3% ownership)

			(2)  PDI Operations, Inc.

			(3)  Mid-American Power Ventures, LLC  (75% ownership)

			(4)  Neulite Industries of Wisconsin, LLC  (50% ownership)

			(5)  PDI Canada, Inc.

			(6)  PDI New England, Inc.

			(7)  Sunbury Holdings, LLC

				(a) Sunbury Generation, LLC

				(b) Penfield Collieries, LLC

			(8)  Renewable Fibers International, LLC  (33-1/3% ownership)


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			(9)  Wisconsin Woodgas LLC

			(10) Wisconsin Energy Operations LLC  (49% ownership)

			(11) ECO Coal Pelletization #12, LLC  (66-2/3% ownership)

	i) Brown County C-LEC, LLC    (40% ownership)

	* WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise.

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